UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2019

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” or “our” refer to Spire Inc., together with its consolidated subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement

On February 6, 2019, Spire Inc. entered into an equity distribution agreement with RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Managers”) and, as applicable, the relevant Forward Purchasers (as defined below), pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through, at our discretion, any of the Managers as our sales agents or, if applicable, as Forward Sellers (as defined below) or acting as principals.

The sales, if any, of our common stock made under the equity distribution agreement through any Manager, as our sales agent or as a Forward Seller, will be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”), including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices. Sales under the program will not commence until the satisfaction of certain conditions, including delivery to the Managers of legal opinions and a comfort letter, which is not expected to occur until after the end of our current fiscal quarter, at the earliest.

We also may sell shares of our common stock to each of the Managers, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to a Manager, as principal, we will enter into a separate terms agreement with such Manager, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

The equity distribution agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Managers as our sales agents, we may enter into forward sale transactions under separate forward sales confirmations and related pricing supplements between us and such sales agent acting as agent for the forward purchaser affiliated therewith. These forward purchasers will be Royal Bank of Canada and Bank of America, N.A. (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale transaction with any Forward Purchaser, we expect that such Forward Purchaser, acting in accordance with the forward sales confirmation related to such forward sale transaction, will attempt to borrow and sell, through the relevant Manager, acting as agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to a Manager, when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers”. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser.

We will not initially receive any proceeds from any sale of borrowed shares of our common stock by or on behalf of a Forward Purchaser in connection with a forward sale transaction as a hedge of such forward sale transaction. In the event of full physical settlement of a forward sale transaction, which we expect to occur on or prior to the maturity date of such forward sale transaction, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under such forward sale transaction and the number of shares of our common stock underlying such forward sale transaction, subject to the price adjustment and other provisions of such forward sale transaction. If, however, we elect to cash settle or net share settle any forward sale transaction, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant Forward Purchaser.

In no event will the aggregate gross sales price of shares of our common stock sold by us to or through the Managers, acting as our sales agents or as principals, and by the Forward Purchasers through the Forward Sellers, exceed $150,000,000.

We will pay each of the Managers acting as our sales agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of shares sold through it as our agent under the equity distribution agreement. The compensation to each Manager acting as a Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold through such Agent, acting as Forward Seller, during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period).

The above summary is qualified in its entirety by reference to the equity distribution agreement (which includes as an exhibit thereto the form of forward sale confirmation) attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of our common stock to be sold under the equity distribution agreement will be issued pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on September 23, 2016 (Registration No. 333-213759), including the prospectus contained therein, as supplemented by a prospectus supplement, dated February 6, 2019, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act.

In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our Senior Vice President, Chief Legal and Compliance Officer, Mark C. Darrell, Esq., regarding certain Missouri law issues regarding our common stock.

The Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Form of Equity Distribution Agreement

1.2	Form of Forward Sale Confirmation (included as Exhibit A to Exhibit 1.1)

5.1	Opinion of Mark C. Darrell, Esq.

23.1	Consent of Mark C. Darrell, Esq. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date: February 6, 2019	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President and Chief Financial Officer